SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2004

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Item 5.  Other Events and Regulation FD Disclosure

          Marshall & Ilsley Corporation (the "Corporation") announced today the appointment of Mark F. Furlong as president of M&I Marshall & Ilsley Bank effective July 1, 2004.  Furlong will continue as the Corporation’s chief financial officer until a successor is appointed, and he will remain an executive vice president of the Corporation.

          Thomas M. Bolger, currently president of M&I Marshall & Ilsley Bank, will retire as president and as an executive officer of the Corporation effective June 30, 2004.

Item 7.  Exhibits

Exhibit No.	Description

99.1	Press Release dated April 13, 2004

          This exhibit is furnished pursuant to Item 12 and shall not be deemed to be “filed.”

Item 12.  Results of Operations and Financial Condition

          On April 13, 2004, the Corporation issued a press release announcing its results of operations for the quarter ended March 31, 2004.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          The information in this Report under Items 7 and 12, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 13, 2004	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 13, 2004